UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2024

ACASTI PHARMA INC.
(Exact Name of Registrant as Specified in its Charter)

Québec	001-35776	98-1359336
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Suite 300 Princeton, New Jersey	08540
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 322-1602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	ACST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, Acasti Pharma Inc. (the “Company”) held its Annual and Special Meeting of Shareholders on September 30, 2024 (the “Meeting”). At the Meeting, the Company’s shareholders approved the Acasti Pharma Inc. 2024 Equity Incentive Plan (the “2024 Plan”).

A detailed description of the 2024 Plan was included in the Company’s Proxy Statement/Prospectus filed with the U.S. Securities and Exchange Commission on August 7, 2024 (the “Proxy Statement”). Such description of the 2024 Plan does not purport to be complete and is qualified in its entirety by reference to the 2024 Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 30, 2024, the Company held the Meeting. Proxies for the Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s board of director’s solicitation. Holders of a total of 7,149,326 of the Company’s common shares were present or represented by proxy at the Meeting, representing 70.50% of the Company’s 10,139,861 common shares that were outstanding and entitled to vote at the Meeting as of the record date of August 6, 2024. Set forth below are the matters acted upon by the Company’s shareholders at the Meeting and the final voting results on each matter. Each of the proposals is described in further detail in the Proxy Statement.

Proposal No. 1 – Election of Directors

The following nominees were elected as directors by the votes indicated to serve until the close of the Company’s next annual meeting of shareholders or until his successor is elected or appointed:

Nominee	Votes For	Withheld	Broker Non-Votes
Vimal Kavuru	5,883,771	71,334	1,194,221
A. Brian Davis	5,902,562	52,543	1,194,221
S. George Kottayil	5,902,813	52,292	1,194,221
Prashant Kohli	5,902,397	52,708	1,194,221
Edward Neugeboren	5,902,677	52,428	1,194,221

Proposal No. 2 – Appointment of  Independent Registered Public Accounting Firm

The proposal to appoint KPMG as the Company’s independent registered public accounting firm until the close of the Company’s next annual meeting of shareholders and to authorize the Company’s board of directors to fix its remuneration was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
7,055,362	65,827	28,137	0

Proposal No. 3 – Advisory Vote to Approve Named Executive Officer Compensation

The proposal to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as described in the Proxy Statement was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
5,685,429	98,138	171,538	1,194,221

Proposal No. 4 – Continuance from the Province of Québec in Canada to the Province of British Columbia in Canada

The proposal to adopt a special resolution authorizing the continuance of the Company from the Province of Québec to the Province of British Columbia through the adoption of the continuation application containing the notice of articles and the articles, attached to the Proxy Statement, subject to and conditional upon the domestication resolution (as described below), was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
5,874,491	71,931	8,683	1,194,221

Proposal No. 5 – Domestication from the Province of British Columbia to the State of Delaware

The proposal to adopt a special resolution authorizing the domestication of the Company from the Province of British Columbia to the State of Delaware and the adoption of the certificate of corporate domestication and the new certificate of incorporation, attached to the Proxy Statement, subject to and conditional upon the continuance resolution (as described above), was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
5,891,584	54,366	9,155	1,194,221

Proposal No. 6 – Approval of the Acasti Pharma Inc. 2024 Equity Incentive Plan

The proposal to approve the 2024 Plan, subject to and conditional upon the approval of the domestication resolution (as described above), was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
5,832,903	86,289	35,913	1,194,221

Item 9.01	Exhibits.

(d)	Exhibits

Exhibit	Description
10.1	Acasti Pharma Inc. 2024 Equity Incentive Plan
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 30, 2024	ACASTI PHARMA INC.

	By:	/s/ Prashant Kohli
Name:	Prashant Kohli
Title:	Chief Executive Officer